Exhibit (2)(n)(1)

                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Accountants" and to the use of our report dated October 20, 2000 in the Registration Statement (Form N-2) of Kemper Floating Rate Fund and in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09269).



                                          /s/ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP


Chicago, Illinois
November 30, 2000